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                                  EXHIBIT 23.1
                    Consent of Independent Public Accountants



To the Board of Directors:
Kellstrom Industries, Inc.



We consent to incorporation by reference in the Registration Statement on Form S-8 of Kellstrom Industries, Inc. of our report dated February 27, 1998 relating to the consolidated balance sheets of Kellstrom Industries, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Kellstrom Industries, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-8 of Kellstrom Industries, Inc. of our report dated May 12, 1998 relating to the balance sheet of Integrated Technology Corp. as of December 31, 1997, and the related statements of earnings, stockholders' equity and cash flows for the year then ended December 31, 1997, which report appears in the Form 8-K/A of Kellstrom Industries, Inc. dated May 18, 1998.

We consent to incorporation by reference in the Registration Statement on Form S-8 of Kellstrom Industries, Inc. of our report dated May 13, 1998 relating to the combined balance sheet of Aerocar Aviation Corp. and Aerocar Parts, Inc. as of December 31, 1997, and the related combined statements of earnings, shareholders' equity and cash flows for the year ended December 31, 1997, which report appears in the Form 8-K of Kellstrom Industries, Inc. dated May 18, 1998.


/s/KPMG Peat Marwick LLP
-------------------------------

KPMG Peat Marwick LLP

Fort Lauderdale, Florida
August 5, 1998


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